UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 23, 2015

deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Plaza, Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2015, each of deltathree, Inc. (the “Company”), Delta Three Israel, Ltd. and DME Solutions, Inc. entered into the Amendment to Fourth Loan and Security Agreement and Promissory Note, dated as of April 23, 2015 (the “Amendment”) with D4 Holdings, LLC ("D4 Holdings"). The Amendment amends (i) that certain Fourth Loan and Security Agreement, dated as of September 12, 2011, entered into by the parties (as amended, the “Fourth Loan Agreement”) and the promissory note executed in connection therewith (the "Promissory Note"), each as more fully described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 12, 2011, and (ii) that certain Forbearance Agreement, dated as of March 28, 2014, entered into by the parties (the "Forbearance Agreement"), as more fully described in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 31, 2014.

Pursuant to the terms of the Amendment, the Maximum Principal Amount (as defined in the Fourth Loan Agreement) was increased from $300,000 to $500,000 and the principal sum in the Promissory Note was amended from $300,000 to $500,000.

The Company is majority-owned by D4 Holdings.   Each of Robert Stevanovski, Anthony Cassara and David Stevanovski, members of the Company’s Board of Directors, is a principal of D4 Holdings.   As a result, each of these individuals and D4 Holdings may be deemed to have a direct or indirect interest in the transactions contemplated by the Amendment.  In accordance with the Company’s Audit Committee Charter, the Amendment and the transactions contemplated thereby were approved by the Audit Committee, which includes those directors who are not affiliated with D4 Holdings.

The foregoing description of the Amendment does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. On April 23, 2015, the Company received $200,000 from D4 Holdings pursuant to a notice of borrowing under the Fourth Loan Agreement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Fourth Loan and Security Agreement and Promissory Note, dated as of April 23, 2015, by and among deltathree, Inc., Delta Three Israel, Ltd., DME Solutions, Inc. and D4 Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Effi Baruch
Name:	Effi Baruch
Title:	Chief Executive Officer and President

Dated: April 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Fourth Loan and Security Agreement and Promissory Note, dated as of April 23, 2015, by and among deltathree, Inc., Delta Three Israel, Ltd., DME Solutions, Inc. and D4 Holdings, LLC.